Joint Filer Information

Names:	Deerfield Mgmt V, L.P., Deerfield Mgmt, L.P., Deerfield Management Company, L.P., Deerfield Private Design Fund V, L.P., and Deerfield Partners, L.P.

Address:	345 Park Avenue South, 12th Floor
New York, NY 10010

Designated Filer:	James E. Flynn

Issuer and Ticker Symbol:	Bicara Therapeutics Inc. [BCAX]

Date of Event Requiring Statement:	September 12, 2024

The undersigned, Deerfield Mgmt V, L.P., Deerfield Mgmt, L.P., Deerfield Management Company, L.P., Deerfield Private Design Fund V, L.P., and Deerfield Partners, L.P. are jointly filing the attached Initial Statement of Beneficial Ownership on Form 3 with James E. Flynn with respect to the beneficial ownership of securities of Bicara Therapeutics Inc.

Signatures:

DEERFIELD MGMT, L.P. By: J.E. Flynn Capital, LLC, General Partner By: /s/ Jonathan Isler Jonathan Isler, Attorney-In-Fact	DEERFIELD MGMT V, L.P. By: J.E. Flynn Capital V, LLC, General Partner By: /s/ Jonathan Isler Jonathan Isler, Attorney-In-Fact
DEERFIELD PARTNERS, L.P. By: Deerfield Mgmt, L.P., General Partner By: J.E. Flynn Capital, LLC, General Partner By: /s/ Jonathan Isler Jonathan Isler, Attorney-In-Fact	DEERFIELD PRIVATE DESIGN FUND V, L.P. By: Deerfield Mgmt V, L.P., General Partner By: J.E. Flynn Capital V, LLC, General Partner By: /s/ Jonathan Isler Jonathan Isler, Attorney-In-Fact
DEERFIELD MANAGEMENT COMPANY, L.P. By: Flynn Management LLC, General Partner By: /s/ Jonathan Isler Jonathan Isler, Attorney-In-Fact